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                                                                    EXHIBIT 23.3

                           CONSENT OF PRICE WATERHOUSE

          We consent to the incorporation by reference in this Registration Statement of Loral Space & Communications Ltd. (a Bermuda company) on Form S-3 of our reports of Telecommunicaciones de Mexico, Fixed Satellite Service dated December 15, 1997 (except for Note 9 which is as of January 31, 1998) contained in the Form 8-K and Form 8-K/A filed on January 13, 1998 and March 4, 1998, respectively, which are incorporated by reference and, which are part of this Registration Statement.


/s/ Price Waterhouse
Price Waterhouse
Mexico City, Mexico
August 31, 1998